UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) December 30, 1998




                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


        Delaware                      1-3390              04-2260388
(State or other jurisdiction of    (Commission         (I.R.S. Employer)
 incorporation or organization)     File Number)      Indentification No.)


9000 W. 67th Street, Shawnee Mission, Kansas             66202
(Address of principal executive offices)               (Zip Code)



(Registrant's telephone number, including area code)    (913) 676-8800



                            Not Applicable
(Former name or former address, if changed since last report.)


Item 2.  Acquisition or Disposition of Assets

Effective December 30, 1998, the Registrant completed the sale of its Holsum Bakers business located at Toa Baja, Puerto Rico and its Harinas de Puerto Rico flour milling operation located at Guanica, Puerto Rico, to a management group led by the current President of Holsum Bakers, Ramon Calderon. These assets were sold for approximately $81 million (which includes an adjustment increasing the purchase price by approximately $1 million pursuant to section 2(b)(iii) of the sale agreement) and the assumption of approximately $12 million in liabilities. Approximately $35 million of cash and short-term investments carried on the books of these companies were excluded from the sale and retained by the registrant. The registrant also retained approximately $2 million in net tax liabilities. The proceeds consist of approximately $72 million in cash, an $8 million interest bearing subordinated note receivable due in 2004, and a $1 million interest bearing note receivable from Ramon Calderon due in 2000. Consideration was determined by arms length negotiations.


Item 7.  Financial Statements and Exhibits

(b)  Pro forma financial information:

The following pro forma unaudited condensed consolidated financial data of Seaboard Corporation (the Company) reflects the pro forma impact on the Company's financial position and results of operations of the sale of its Holsum Bakers and Harinas de Puerto Rico flour milling businesses (the Sold Businesses). Pro forma condensed consolidated statements of earnings are presented for the nine months ended September 30, 1998 and the year ended December 31, 1997, reflecting pro forma adjustments as if the sale was consummated at the beginning of each of the periods presented. A pro forma condensed consolidated balance sheet is presented as of September 30, 1998, reflecting pro forma adjustments as if the sale was consummated on that date. Certain management assumptions and adjustments are described in the accompanying notes. The following pro forma financial information is not necessarily indicative of the actual financial position or results of operations that would have resulted had the sale been consummated on the dates assumed, nor is it necessarily indicative of future operating results.


                 SEABOARD CORPORATION AND SUBSIDIARIES
        Pro Forma Condensed Consolidated Statements of Earnings
                 Nine months ended September 30, 1998
            (Thousands of dollars except per share amounts)
                              (Unaudited)


                                       Historical                  Pro Forma
                                      September 30,  Pro Forma    September 30,
                                          1998      Adjustments        1998

Net sales                             $1,340,086    $ (68,356) (1)$1,271,730
Cost of sales and operating expenses   1,180,994      (35,667) (1) 1,145,327
  Gross income                           159,092      (32,689)       126,403
Selling, general and
 administrative expenses                 106,068      (27,541) (1)    78,527
  Operating income                        53,024       (5,148)        47,876
Other income (expense):
  Interest income                          5,166          761  (2)
                                                          560  (3)     6,487
  Interest expense                       (24,343)       2,298  (4)   (22,045)
  Loss from foreign affiliates           (12,052)          --        (12,052)
  Miscellaneous                            3,460            4  (1)     3,464
  Total other income (expense), net      (27,769)       3,623        (24,146)
Earnings before income taxes              25,255       (1,525)        23,730
Income tax expense                         9,441       (2,208) (1)
                                                        1,114  (5)     8,347
Net earnings                          $   15,814    $    (431)    $   15,383

Earnings per common share             $    10.63    $   (0.29)    $    10.34
Average number of shares outstanding   1,487,520           --      1,487,520








                 SEABOARD CORPORATION AND SUBSIDIARIES
        Pro Forma Condensed Consolidated Statements of Earnings
                     Year ended December 31, 1997
            (Thousands of dollars except per share amounts)
                              (Unaudited)


                                      Historical                   Pro Forma
                                     December 31,   Pro Forma     December 31,
                                         1997      Adjustments        1997

Net sales                            $1,780,333    $  (93,977) (1)$1,686,356
Cost of sales and operating expenses  1,561,265       (49,443) (1) 1,511,822
  Gross income                          219,068       (44,534)       174,534
Selling, general and
 administrative expenses                141,993       (36,616) (1)   105,377
  Operating income                       77,075        (7,918)        69,157
Other income (expense):
  Interest income                         6,127         1,012  (2)
                                                          760  (3)     7,899
  Interest expense                      (31,108)        2,890  (4)   (28,218)
  Loss from foreign affiliates           (8,733)           --         (8,733)
  Miscellaneous                           1,221            --          1,221
       Total other income
        (expense), net                  (32,493)        4,662        (27,831)
Earnings before income taxes             44,582        (3,256)        41,326
Income tax expense                       14,008        (2,579) (1)
                                                        1,423  (5)    12,852
Net earnings                         $   30,574    $   (2,100)    $   28,474

Earnings per common share            $    20.55    $    (1.41)    $    19.14
Average number of shares outstanding  1,487,520            --      1,487,520







                 SEABOARD CORPORATION AND SUBSIDIARIES
   Notes to Pro Forma Condensed Consolidated Statements of Earnings
               Nine months ended September 30, 1998 and
                     Year ended December 31, 1997




1. Adjustment eliminates from consolidated results the amounts contributed by the Sold Businesses. Adjustments do not reflect the net gain on the sale of the Sold Businesses of approximately $34 million, after tax on the gain of approximately $22 million.

2. Adjustment reflects pro forma interest income earned during the period on $28.8 million in cash proceeds from the sale invested in short-term investments, consistent with the actual application of proceeds resulting after the closing of the transaction. Pro forma interest income for each period was based on an average, non-taxable interest rate of 3.5%.

3. Adjustment reflects pro forma interest income earned during the period on the $9 million of notes receivable received as components of total sales proceeds, based on interest rates of 8% on the $8 million note and 12% on the $1 million note.

4. Adjustment reflects the pro forma reduction in interest expense assuming $43.5 million in cash proceeds are used to reduce short-term borrowings, consistent with the actual application of proceeds resulting after the closing of the transaction. Calculations are based on annual interest rates of 7.2% for the nine months ending September 30, 1998 and 6.6% for the year ended December 31, 1997.

5. Adjustment reflects the pro forma tax effect of additional interest income and reduced interest expense discussed in 2., 3. and
  4. above at statutory tax rates. Note that the additional pro forma interest income discussed in 2. above is nontaxable.



                 SEABOARD CORPORATION AND SUBSIDIARIES
            Pro Forma Condensed Consolidated Balance Sheet
                          September 30, 1998
                        (Thousands of dollars)
                              (Unaudited)

                                                   Pro Forma
                                     Historical   Adjustments      Pro Forma
                    Assets
Current assets:
  Cash and cash equivalents          $   12,865   $    1,107   (1) $   13,972
  Short-term investments                117,963       28,839   (2)    146,802
  Receivables, net                      177,921       (8,978)  (1)
                                                         500   (3)    169,443
  Inventories                           196,807       (3,408)  (1)    193,399
  Deferred income taxes                  11,117           --           11,117
  Prepaid expenses and deposits          18,980       (1,369)  (1)     17,611
       Total current assets             535,653       16,691          552,344
Investments in and advances to
 foreign affiliates                     122,410           --          122,410
Net property, plant and equipment       470,656      (20,356)  (1)    450,300
Other assets                             17,182       (1,457)  (1)
                                                       8,500   (3)     24,225
       Total assets                  $1,145,901   $    3,378       $1,149,279

                 Liabilities and Stockholders' Equity
Current liabilities:
  Notes payable to banks             $  175,048   $  (43,500)  (4) $  131,548
  Current maturities of
    long-term debt                        6,883           --            6,883
  Accounts payable                       67,009       (2,929)  (1)     64,080
  Other current liabilities             113,293       (4,802)  (1)
                                                       1,500   (5)
                                                      21,942   (6)    131,933
       Total current liabilities        362,233      (27,789)         334,444

Long-term debt, less
 current maturities                     306,048           --          306,048
Deferred income taxes                    32,342           --           32,342
Other liabilities                        31,428       (3,153)  (1)     28,275
       Total non-current and
        deferred liabilities            369,818       (3,153)         366,665

Stockholders' equity:
  Common stock of $1 par value,
       Authorized 4,000,000 shares;
        issued 1,789,599 shares           1,790           --            1,790
  Less 302,079 shares
   held in treasury                        (302)          --             (302)
                                          1,488           --            1,488
  Additional capital                     13,214           --           13,214
  Accumulated other
   comprehensive income                     147           --              147
  Retained earnings                     399,001       34,320   (7)    433,321
       Total stockholders' equity       413,850       34,320          448,170
Total liabilities and
 stockholders'equity                 $1,145,901   $    3,378       $1,149,279



                 SEABOARD CORPORATION AND SUBSIDIARIES
        Notes to Pro Forma Condensed Consolidated Balance Sheet
                          September 30, 1998




1.     Adjustment   eliminates  amounts  attributable  to   the   Sold
  Businesses, net of assets and liabilities to be retained and the settlement of intercompany balances.

2. Adjustment reflects pro forma increase in short-term investments funded by cash proceeds not used to pay down short-term borrowings, consistent with actual application of cash proceeds after the closing of the transaction.

3. Adjustment reflects pro forma increase of $9 million in notes receivable representing a portion of the sale proceeds. $500,000 of the notes receivable are classified as current, the remaining $8.5 million are classified as long term.

4. Adjustment reflects the pro forma paydown of short-term borrowings with a portion of the cash proceeds received from the buyer, consistent with actual application of cash proceeds after the closing of the transaction.

5. Adjustment reflects pro forma estimated expenses and liabilities associated with the sale.

6. Adjustment reflects the pro forma estimated tax liability due on the gain from the sale based on statutory tax rates.

7. Adjustment reflects the pro forma estimated gain, net of tax, realized on the sale.



(c)  Exhibits:

     2.1 Stock and Asset Purchase Agreement by and between HDPR Acquisitions Corp., and CB Acquisitions Corp., as Buyers and Seaboard Corporation, as Seller, dated as of November 9, 1998.

     2.2 Asset Purchase Agreement by and between HDPR Acquisitions Corp., as Buyer, Harinas de Puerto Rico, Inc., as Seller and Seaboard Corporation, dated as of November 9, 1998.








SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  January 13, 1999

                           Seaboard Corporation


                           by:  /s/ Robert L. Steer
                               Robert L. Steer, Vice President-Chief
                               Financial Officer